EXHIBIT 10.3

A M E N D M E N T NO. 1

TO

LOAN PURCHASE AGREEMENT

The LOAN PURCHASE AGREEMENT, dated as of May 10, 2002, among NEW CENTURY FUNDING I, a Delaware statutory trust, NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation, and NEW CENTURY MORTGAGE CORPORATION, a California corporation, is hereby being amended by this Amendment No. 1 dated as of November 21, 2002 (the “Amendment”) as follows:

1.	Amended Terms. The Agreement is hereby amended as follows:

(a)  the following new paragraph (z) is added to Section 4.01:

“(z)    Pair-Off Fee.    The Seller agrees to convey to the Purchaser a sufficient volume of Mortgage Loans such that the Purchaser will not be obligated to pay any make-whole fee described in Section 4.04(c) of the Note Purchase Agreement. The New Century Parties further agree to indemnify and hold the Purchaser harmless against any such make-whole fee assessed against the Purchaser pursuant to such Section 4.04(c) of the Note Purchase Agreement (the “Pair-Off Fee”).” ; and

(b)  the Seller and the Purchaser agree that the reference to “Commitment Amount” in the last sentence of Section 4.01(a) (“Agreement to Support Purchaser”) shall mean and pertain to $750,000,000, pursuant to Amendment No. 2 to the Note Purchase Agreement dated as of the date hereof.

2.
Governing Law.    This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

3.
Counterparts.    This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

4.
Merger and Integration. Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

5.	Capitalized Terms. Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Agreement.

6.
Voting Rights.    For the convenience of cross-referencing, reference is hereby made to that certain direction letter of even date herewith (the “Instruction Letter”) wherein New Century Mortgage Corporation, the Administrator of New Century Funding I under the Administration Agreement and the Depositor under the Trust Agreement, (a) directs Wilmington Trust Company to take all such action with respect to the Trust as is consistent with the terms and conditions of each of the Agreement and the Trust Agreement and (b) thereby represents and warrants that (i) it is the holder of the majority of Voting Rights (as defined in the Trust Agreement) and (ii) the actions to be taken by Wilmington Trust Company pursuant to the Instruction Letter and hereunder are authorized by, and do not conflict with, the Transaction Documents.

7.
Liability.    It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Trust with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed and delivered as of the date specified above.

NEW CENTURY FUNDING I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ JANET R. HAVRILLA
Name: Title: Financial Services Officer

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ KEVIN CLOYD
Name: Title: Senior Vice President
NEW CENTURY FINANCIAL CORPORATION

By:	/s/ BRAD A. MORRICE
Name: Title: President

[Signature Page for Amendment No. 1 to Loan Purchase Agreement]

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